                                                                 Exhibit 11.1(a)



                 Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                      for the quarter ended March 31, 1996


                                                                Three Months Ended
                                                                  March 31, 1996


                                                          Primary          Fully Diluted
- ----------------------------------------------------------------------------------------

Net income                                                 $3,158,054         $3,158,054
Add back interest on note, tax effected                            --             67,665
- ----------------------------------------------------------------------------------------
Net income available to common stockholders                $3,158,054         $3,225,719
========================================================================================

Weighted average number of shares outstanding              23,554,165         23,554,165

Weighted average number of maximum shares subject
  to exercise under outstanding stock options               1,349,743          1,349,743

Weighted average shares assumed issued upon conversion
  of note                                                          --            661,501
- ----------------------------------------------------------------------------------------
                                                           24,903,908         25,565,409
Less treasury shares assumed purchased with proceeds
 from assumed exercise of outstanding common stock
 options                                                      625,473            583,641
- ----------------------------------------------------------------------------------------

Weighted average number of common and common stock         24,278,435         24,981,768
     equivalents outstanding
========================================================================================
Net income per common and common stock equivalent               $0.13              $0.13
========================================================================================

                                                                Exhibit 11.1



                 Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                      for the quarter ended March 31, 1995


                                                                Three Months Ended
                                                                  March 31, 1995

                                                          Primary          Fully Diluted
- ----------------------------------------------------------------------------------------

Net income                                                 $2,033,169         $2,033,169
Add back interest on note, tax effected                            --             74,357
- ----------------------------------------------------------------------------------------
Net income available to common stockholders                $2,033,169         $2,107,526
========================================================================================

Weighted average number of shares outstanding              21,098,552         21,098,552

Weighted average number of maximum share subject
  to exercise under outstanding stock options               1,168,198          1,168,198

Weighted average shares assumed issued upon conversion
  of note                                                          --            712,024
- ----------------------------------------------------------------------------------------
                                                           22,266,750         22,978,774

Less treasury shares assumed purchased with proceeds
 from assumed exercise of outstanding common stock
 options                                                      735,150            651,854
- ----------------------------------------------------------------------------------------

Weighted average number of common and common stock         21,531,600         22,326,920
     equivalents outstanding
========================================================================================
Net income per common and common stock equivalent               $0.09              $0.09
========================================================================================